For Immediate Release

ITC Holdings Corp. Declares Dividend to Shareholders

NOVI, Mich., November 17, 2010 – ITC Holdings Corp. (NYSE: ITC) today announced that its Board of Directors has declared a quarterly cash dividend on ITC common stock of $0.335 per share payable on December 15, 2010, to shareholders of record on December 1, 2010.

About ITC Holdings Corp.
ITC Holdings Corp. (NYSE: ITC) invests in the electricity transmission grid to improve electric reliability, expand access to markets, lower the overall cost of delivered energy and allow new generating resources to interconnect to its transmission systems. The largest independent electricity transmission company in the country, ITC operates high-voltage transmission systems in Michigan’s Lower Peninsula and portions of Iowa, Minnesota, Illinois, Missouri and Kansas, serving a combined peak load in excess of 25,000 megawatts through its regulated operating subsidiaries, ITCTransmission, Michigan Electric Transmission Company (METC), ITC Midwest and ITC Great Plains. ITC also focuses on new areas where significant transmission system improvements are needed through ITC Grid Development and its subsidiaries. For more information, please visit: http://www.itc-holdings.com. (itc-ITC)

Investor/Analyst contact: Gretchen Holloway (248.946.3595, gholloway@itctransco.com)
Media contact: Louise Beller (248.946.3479, lbeller@itctransco.com)

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